Exhibit 10.15

Execution copy

AMENDMENT AGREEMENT

TO THE SHARE ENCUMBRANCE AND PLEDGE AGREEMENT

THIS AMENDMENT AGREEMENT TO THE SHARE ENCUMBRANCE AND PLEDGE AGREEMENT (this “Amendment Agreement”) dated as of May 24, 2006, is entered into among:

JSC TuranAlem Securities, a joint stock company registered under the laws of Kazakhstan and holding broker-dealer license No. 0401200159, as Securities Agent under the Securities Agency Agreement of even date, acting on behalf of The Bank of New York, as trustee under the Indenture described below (in such capacity, together with its successors and assigns in such capacity, the “Securities Agent”), and

Transmeridian Exploration Inc., a British Virgin Islands international business company (“TME”), and Bramex Management, Inc. (“Bramex”), a British Virgin Islands international business company (Bramex, together with TME, the “Shareholders”).

RECITALS

WHEREAS, the Securities Agent and the Shareholders have entered into the Conditional Share Transfer Agreement dated as of 3 January 2006 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Conditional Share Transfer Agreement”) providing for the Share Transfer from the Shareholders to the Securities Agent;

WHEREAS, to secure the Shareholders’ obligations under the Conditional Share Transfer Agreement, the Securities Agent and the Shareholders have entered into the Share Encumbrance and Pledge Agreement dated 3 January 2006 (the “Share Encumbrance and Pledge Agreement”);

WHEREAS, the Securities Agent and the Shareholders have entered into the Amendment Agreement amending the Conditional Share Transfer Agreement as of the date hereof (the “CSTA Amendment Agreement”);

NOW THEREFORE, to comply with the provisions of the Share Encumbrance and Pledge Agreement and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Securities Agent and the Shareholders mutually covenant and agree as follows:

1	Provisions of the Share Encumbrance and Pledge Agreement

Except insofar as otherwise expressly provided in Section 2 hereof, all the definitions, provisions, terms and conditions of the Share Encumbrance and Pledge Agreement shall remain in full force and effect. The Share Encumbrance and Pledge Agreement is in all respects ratified and confirmed, and the Share Encumbrance and Pledge Agreement as supplemented and amended by this Amendment Agreement shall be read, taken and considered as one and the same instrument for all purposes. Upon and after the execution of this Amendment Agreement, each reference in the Share Encumbrance and Pledge Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the “Agreement” shall be a reference to the Share Encumbrance and Pledge Agreement as modified hereby.

2	Amendments to the Securities Agency Agreement

2.1	The defined term “Secured Obligations” in Section 1 of the Share Encumbrance and Pledge Agreement shall be amended and restated as follows:

“Secured Obligations means the (i) obligations of the Shareholders to perform the Share Transfer in favour of the Securities Agent or as otherwise directed by the Securities Agent in accordance with the Conditional Share Transfer Agreement, evaluated as 290,000,000 US dollars to be performed by 31 December 2010, and (ii) any other obligations of the Shareholders towards the Securities Agent to properly perform the Conditional Share Transfer Agreement.”

2.2	Section 2.5 of the Share Encumbrance and Pledge Agreement shall be amended and restated to read as follows:

“The Parties agree that the Shares Encumbered and Pledged by the Shareholders to the Securities Agent hereunder shall be evaluated as 290,000,000 US dollars.”

3	Effectiveness of Amendment

3.1	This Amendment Agreement shall become effective, and shall bind the parties hereto, only if the amendments to the Conditional Share Transfer Agreement, as stipulated by the CSTA Amendment Agreement, shall become effective pursuant to Section 3 of the CSTA Amendment Agreement.

3.2	Notwithstanding the foregoing, in the event that the amendments to the Conditional Share Transfer Agreement shall not become effective pursuant to Section 3 of the CSTA Amendment Agreement, the amendments to the Share Encumbrance and Pledge Agreement shall not become operative and shall not bind the Shareholders or the Securities Agent and this Amendment Agreement shall lapse automatically and be of no further force or effect.

4	Registration with the Nominee

As soon as this Amendment Agreement becomes effective pursuant to Section 3 hereof, the Parties undertake to register with the Nominee changes to the terms of the Encumbrance and Pledge of the Shares provided for by this Amendment Agreement.

5	Governing Law

This Amendment Agreement shall be governed by the law of the Republic of Kazakhstan. Any disputes arising from or in connection with this Amendment Agreement shall be settled in accordance with the procedure provided for by Article 7(e) of the Share Encumbrance and Pledge Agreement.

6	Counterparts and Facsimiles

The Parties agree that this Amendment Agreement may be signed in counterparts at different times and in different places without the Parties being in each other’s presence, each of which so executed shall be deemed to be an original and such counterparts together shall be but one and the same instrument. A copy of this Amendment Agreement executed by any Party and transmitted by facsimile shall be binding upon the Parties in the same manner as an original executed and delivered in person.

7	Effect of Headings

The Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have caused this Amendment Agreement to be duly executed and delivered as of the day and year first above written.

JSC TURANALEM SECURITIES, as the Securities Agent

By:	/s/

Name:

Title:

TRANSMERIDIAN EXPLORATION, INC., as a Shareholder

By:	/s/ Earl W. McNiel

Name: Earl W. McNiel

Title: Duly Authorised Attorney

BRAMEX MANAGEMENT, INC., as a Shareholder

By:	/s/ Earl W. McNiel

Name: Earl W. McNiel

Title: Duly Authorised Attorney